Exhibit 16.1

February 5, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:   BioNeutral Group, Inc. (f/k/a Moonshine Creations, Inc.)

File Ref. No.  333-149235

We have read the statements of BioNeutral Group, Inc. (f/k/a Moonshine Creations, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated February 5, 2009 and agree with such statements as they pertain to our firm.

Regards,

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants